                                                                    EXHIBIT 10.4

                                INTERCOMPANY NOTE

$5,803,000                                                    New York, New York
                                                             as of June 30, 1999

       FOR VALUE RECEIVED, VitaminShoppe.com, Inc., a Delaware corporation (the "Payor"), hereby promises to pay on demand to the order of Vitamin Shoppe Industries Inc. or its assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, FIVE MILLION EIGHT HUNDRED THREE THOUSAND DOLLARS ($5,803,000) (the "Loan"). Except as provided below, the Payor shall be entitled to prepay this Note at any time without penalty or premium.

       The Payor promises also to pay on demand from time to time interest on the Loan in like money at said office from the date hereof until paid at the rate that the Payee in good faith determines from time to time to be its cost of borrowing Revolving Loans under and as defined in the Credit Agreement dated as of May 15, 1997 (the "Credit Agreement") among Vitamin Shoppe Industries Inc., the financial institutions party thereto, The Chase Manhattan Bank, as issuing bank and an administrative agent and Antares Capital Corporation, as an administrative agent, and as collateral agent and paying agent. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Credit Agreement.

       Notwithstanding anything to the contrary contained herein, so long as any share of Class A Preferred Stock, a class of preferred stock of the Payor contemplated to be issued in exchange for the conversion of subordinated convertible promissory notes and in exchange for cash consideration paid by third parties, as permitted by Amendment No. 4, remains issued and outstanding the Payee shall not be entitled to make any demand for payment under this Note and shall not be entitled to receive (and the Payor shall not make) any payment or prepayment in respect of the principal of or interest on this Note.

       Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the Loan shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

       The Payee is hereby authorized to record all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

       THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                                             VITAMINSHOPPE.COM, INC.

                                             By    [SIG]
                                               ----------------------------
                                               Name: Larry M. Segall
                                               Title: Vice President & Treasurer